THE GDL FUND

SUBSCRIPTION RIGHTS CERTIFICATE FOR SERIES C PREFERRED SHARES

OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON MARCH 20, 2018

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE CARD.

As the registered owner of this Subscription Certificate, you are entitled to subscribe for a number of Series C Cumulative Puttable and Callable Preferred Shares of beneficial interest, par value $0.001 (the “Series C Preferred Shares”), of The GDL Fund (the “Fund”) pursuant to the primary subscription privilege (the “Primary Subscription Right”) and upon the terms and conditions and at the Subscription Price for each Series C Preferred Share specified in the prospectus supplement relating thereto (the “Prospectus Supplement”). The Rights represented hereby include the Over-Subscription Privilege for Rights holders described in the Prospectus Supplement. Under the Over-Subscription Privilege, additional Series C Preferred Shares may be purchased by a Rights holder if such Series C Preferred Shares are available and the holder’s Primary Subscription Rights have been exercised to the fullest extent possible. The Board of Trustees has the right, in its absolute discretion, to eliminate the Over-Subscription Privilege with respect to the Series C Preferred Shares available for purchase pursuant to the Over-Subscription Privilege (the “Over-Subscription Shares”) if it considers doing so to be in the best interest of the Fund. The Board of Trustees may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date.

Registered owners of the Fund’s Series B Cumulative Puttable and Callable Preferred Shares (the “Series B Preferred Shares”) will receive Series C Preferred Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege via an uncertificated share credit to their existing accounts. Confirmation statements for Series C Preferred Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations have been effected.

THE SUBSCRIPTION RIGHT IS NON-TRANSFERABLE

You may not sell, transfer, assign or give away your Rights. Because the Rights are non-transferable (other than by operation of law), there is no market or other means for you to directly realize any value associated with the Rights. You must exercise the Rights as described herein to realize any potential value from them.

Payment must be made (a) in United States dollars, whereby only checks drawn on a bank located in the continental United States and made payable to The GDL Fund will be accepted, (b) by surrender of Series B Preferred Shares at their $50 per share liquidation preference or (c) by any combination of check or surrender of Series B Preferred Shares. Please reference your rights card control number on your check.

The registered owner of this Subscription Certificate named above is entitled to the number of Rights shown below to subscribe for Series C Preferred Shares of The GDL Fund, in the ratio of one Series C Preferred Share for each Right, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each Series C Preferred Share specified in the Prospectus Supplement. The Rights represented hereby include the Over-Subscription Privilege for Record Date Preferred Shareholders only, as described in the Prospectus Supplement. Under the Over-Subscription Privilege, additional Series C Preferred Shares may be purchased by a Record Date Preferred Shareholder if such shares are available, the owner’s Primary Subscription Rights have been exercised to the fullest extent possible, and the pro rata allocation requirements have been satisfied. Registered owners of the Fund’s Series B Preferred Shares will receive Series C Preferred Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege via an uncertificated share credit to their existing accounts. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations, if any, have been effected. This Subscription Certificate may not be transferred other than by operation of law. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus Supplement and Prospectus relating to the Rights. This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of Delaware. To subscribe pursuant to the Primary Subscription Right, one Right and the Subscription Price are required for each Series C Preferred Share subscribed for. To subscribe for additional Series C Preferred Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each Series C Preferred Share, subject to the terms of the Over-Subscription Privilege as described in the Prospectus Supplement. Payment of $50.00 per Series C Preferred Share to be purchased (whether by check, surrender of Series B Preferred Shares at their $50 per share liquidation preference or any combination of check or surrender of Series B Preferred Shares) must accompany the Subscription Certificate.

ADDITIONAL INFORMATION

For a more complete description of the terms and conditions of this Rights offering, please refer to the Fund’s Prospectus Supplement. Additional copies of the Prospectus Supplement are available upon request from The GDL Fund, at (800) GABELLI (call toll-free). You are encouraged to contact The GDL Fund if you have any questions concerning this Rights offering.

To subscribe for Series C Preferred Shares you must present to Computershare Trust Company, N.A. (the “Subscription Agent” or “Computershare”), prior to 5:00 p.m., Eastern time, on the Expiration Date of March 20, 2018 (unless extended): (a) a properly completed and executed Subscription Certificate or a notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) guaranteeing delivery of a properly completed and executed Subscription Certificate and (b) payment as described herein for the number of Series C Preferred Shares subscribed for under the Primary Subscription Right (and, if you are a Record Date Preferred Shareholder electing to exercise the Over-Subscription Privilege, pursuant to the terms of the Over-Subscription Privilege). You will have no right to rescind a purchase after the Subscription Agent has received a properly completed and executed Subscription Certificate and payment by means of a check, surrender of Series B Preferred Shares or any combination of the foregoing.

To subscribe for your primary Series C Preferred Shares, please complete line “A” on the card below. To subscribe for any Over-Subscription Shares, please complete line “B” below.

Please Note: Only Record Date Preferred Shareholders who have exercised their Primary Subscription Right in full may apply for Series C Preferred Shares pursuant to the Over-Subscription Privilege.

Payment for Shares: Full payment for Series C Preferred Shares purchased pursuant to both the Primary Subscription Right and the Over-Subscription Privilege must accompany this Subscription Certificate or Notice of Guaranteed Delivery. Please reference your rights card control number on your check or Notice of Guaranteed Delivery.

If the aggregate Subscription Price paid by a Record Date Preferred Shareholder is insufficient to purchase the number of Series C Preferred Shares that the holder indicates are being subscribed for, or if a Record Date Preferred Shareholder does not specify the number of Series C Preferred Shares to be purchased, then the Record Date Preferred Shareholder will be deemed to have exercised first the Primary Subscription Right (if not already fully exercised), and second the Over-Subscription Privilege to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Preferred Shareholder exceeds the amount necessary to purchase the number of Series C Preferred Shares for which the Record Date Preferred Shareholder has indicted an intention to subscribe, then the Record Date Preferred Shareholder will be deemed to have exercised first the Primary Subscription Right (if not already fully exercised), and second the Over-Subscription Privilege to the full extent of the excess payment tendered.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE FUND’S PROSPECTUS SUPPLEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM THE GDL FUND, BY CALLING TOLL-FREE AT (800) GABELLI.

Please complete all applicable information and return to the Subscription Agent:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:	By Registered, Certified or Express Mail, or Overnight Courier:

Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery.

A. Exercise of Primary Subscription Rights (1 Right = 1 share)

	×	$50.00 per share	=	$
(no. of shares)		(Subscription Price)		(Cost for Primary Subscription Shares payable by check in United States Dollars)

AND/OR

	×	Surrender of	=	$
(no. of shares)		Series B Preferred Shares at $50.00 Liquidation Preference (Subscription Price)		(Cost for Primary Subscription Shares payable by Surrender of Series B Preferred Shares at $50.00 Liquidation Preference)

B. Exercise of Over-Subscription Privilege*

	×	$50.00 per share	=	$
(no. of shares)		(Subscription Price)		(Cost for Over-Subscription Shares payable by check in United States Dollars)

AND/OR

	×	Surrender of	=	$
(no. of shares)		Series B Preferred Shares at $50.00 Liquidation Preference (Subscription Price)		(Cost for Over-Subscription Shares payable by Surrender of Series B Preferred Shares at $50.00 Liquidation Preference)

*	The Over-Subscription Privilege may only be exercised if the Primary Subscription Right is exercised in full, and may only be exercised by Record Date Preferred Shareholders as described in the Prospectus Supplement. Over-subscriptions may not be accepted by the Fund and are subject to pro rata reductions.

C. Total Amount Enclosed:	=	$
(Cost for Total Subscription Shares payable by check in United States Dollars, by surrender of Series B Preferred Shares at $50.00 Liquidation Preference or any combination of the foregoing)

I acknowledge that I have received the Prospectus Supplement for the Rights offering and I hereby irrevocably subscribe for the number of Series C Preferred Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus Supplement and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the Series C Preferred Shares for which I have subscribed, the Fund may exercise any of the remedies provided for herein or in the Prospectus Supplement.

Print full name and Social Security Number of Record Date Preferred Shareholder

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